EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Pioneer Natural Resources Company:

          We consent to the inclusion and incorporation by reference in the Registration Statements (No. 333-35087, No. 333-35165, No. 333-39153, No.
333-39249,  No.  33-44851,  No.  333-35085,  and No.  333-35175) on Form S-8 and
Registration Statements (No. 333-42315, No. 333-44439 and No. 333-39381) on Form S-3 of Pioneer Natural Resources Company and subsidiaries and its predecessors of our report dated February 13, 1998, related to the Pioneer Natural Resources Company and subsidiaries consolidated statements of operations and comprehensive loss, stockholders' equity, and cash flows for the year ended December 31, 1997, which report appears in the December 31, 1999 annual report on Form 10-K of Pioneer Natural Resources Company, and to reference to our firm under the heading "Experts" contained in the prospectus supplement and the prospectus dated March 23, 2000 and included in the Registration Statement (No. 333-42315) on Form S-3.

                                                   KPMG LLP

Midland, Texas
March 23, 2000


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